Exhibit 4.1

Execution Version

ONEOK, INC.

as Issuer;

ONEOK PARTNERS, L.P.

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

and

MAGELLAN MIDSTREAM PARTNERS, L.P.

as Guarantors;

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of September 25, 2023

to

INDENTURE

Relating to Debt Securities

Dated as of September 24, 1998

6-7/8% Debentures due 2028

SIXTH SUPPLEMENTAL INDENTURE, dated as of September 25, 2023 (this “Supplemental Indenture”), among ONEOK, INC., an Oklahoma corporation (the “Company”), ONEOK PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP, a Delaware limited partnership (the “Intermediate Partnership” and, together with the Partnership, the “Existing Guarantors”), MAGELLAN MIDSTREAM PARTNERS, L.P., a Delaware limited partnership (the “New Guarantor” and, together with the Existing Guarantors, the “Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor trustee to Chase Bank of Texas, National Association under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of September 24, 1998 (the “Original Indenture”) (the Original Indenture, as amended and supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”);

WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of May 14, 2023 (the “Merger Agreement”), among the Company, Otter Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and the New Guarantor, Merger Sub merged with and into the New Guarantor, with the New Guarantor surviving and continuing to exist as a Delaware limited partnership (the “Merger”) and, as a result, the Company acquired all of the outstanding common units representing limited partner interests in the New Guarantor;

WHEREAS, Section 901 of the Indenture provides that the Company and the Trustee may from time to time and at any time, without the consent of Holders, enter into a supplemental indenture to make any change that does not adversely affect the rights of any Holder;

WHEREAS, the changes made herein do not adversely affect the rights of any Holder;

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture a legal, valid and binding obligation of the Company and the Guarantors have been done; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the New Guarantor desires to become a guarantor of, and provide a guarantee of, the currently outstanding securities, the titles of the series and the current outstanding principal amounts thereof being set forth on Schedule A hereto (collectively, the “Currently Outstanding Securities”).

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Guarantor hereby guarantees the Company’s obligations under the Currently Outstanding Securities as follows:

Article I
RELATION TO INDENTURE; DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Relation to Indenture With respect to the Currently Outstanding Securities, this Supplemental Indenture constitutes an integral part of the Original Indenture.

Section 1.02 Definitions. For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

Section 1.03 General References. All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the term “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.

Article II
AGREEMENT TO GUARANTEE

Section 2.01 Unconditional Guarantee.

(a) For value received, subject to Section 2.04 hereof, the New Guarantor hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders of each series of Currently Outstanding Securities and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on such Currently Outstanding Securities, and all other amounts due and payable under the Indenture and such Currently Outstanding Securities by the Company to the Trustee or such Holders (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or such Holders in connection with the enforcement of the Indenture and the Guarantees) (collectively, the “Indenture Obligations”), when and as such amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of such Currently Outstanding Securities and the Indenture. The guarantee by the New Guarantor set forth in this ARTICLE II is referred to herein as the “Magellan Guarantee.” Without limiting the generality of the foregoing, the New Guarantor’s liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to the Trustee or such Holders under the Indenture and such Currently Outstanding Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b) Failing payment when due of any amount guaranteed pursuant to the Magellan Guarantee, for whatever reason, the New Guarantor will be obligated (to the fullest extent permitted by applicable law) to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). The Magellan Guarantee hereunder is intended to be a general, unsecured, senior obligation of the New Guarantor and will rank pari passu in right of payment with all unsecured indebtedness of the New Guarantor that is not, by its terms, expressly subordinated in right of payment to the Magellan Guarantee of the New Guarantor. The New Guarantor hereby agrees that, to the fullest extent permitted by applicable law, subject to Section 2.04 hereof, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of such Currently Outstanding Securities, the Magellan Guarantee or the Indenture, the absence of any action to enforce the same, any waiver or consent by any such Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the New Guarantor. The New Guarantor hereby agrees that in the event of a default in payment of any Indenture Obligations, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of such Holders or, subject to Section 507 of the Indenture, by such Holders, on the terms and conditions set forth in the Indenture, directly against the New Guarantor to enforce the Magellan Guarantee without first proceeding against the Company.

(c) To the fullest extent permitted by applicable law, subject to Section 2.04 hereof, the obligations of the New Guarantor under this ARTICLE II shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any Guarantor contained in any of such Currently Outstanding Securities or the Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, any Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Trustee or any such Holder of any rights or remedies under any of such Currently Outstanding Securities or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of such Currently Outstanding Securities, including all or any part of the rights of the Company or any Guarantor under the Indenture, (v) the extension of the time for payment by the Company or any Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of such Currently Outstanding Securities or the Indenture or of the time for performance by the Company or any Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any Guarantor set forth in the Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, rehabilitation or relief of, or other similar proceeding affecting, the Company or any Guarantor or any of their respective assets, or the disaffirmance of any of such Currently Outstanding Securities, the Magellan Guarantee or the Indenture in any such proceeding, (viii) the release or discharge of the Company or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of such Currently Outstanding Securities, the Magellan Guarantee or the Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Company or any Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or any Guarantor.

(d) To the fullest extent permitted by applicable law, the New Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Magellan Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Magellan Guarantee without notice to them and (iii) covenants that the Magellan Guarantee will not be discharged except by complete performance of the Magellan Guarantee. To the fullest extent permitted by applicable law, the New Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Magellan Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the New Guarantor, the Magellan Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Magellan Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e) The New Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by the New Guarantor pursuant to the provisions of the Indenture; provided, however, that the New Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of such Currently Outstanding Securities until all of such Currently Outstanding Securities and the Magellan Guarantee shall have been indefeasibly paid in full or discharged.

(f)   To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this ARTICLE II and the Magellan Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this ARTICLE II shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of such Currently Outstanding Securities pursuant to Article FIVE of the Indenture or to pursue any rights or remedies under the Indenture or under applicable law.

Section 2.02 Limitation on Guarantor Liability. The New Guarantor and the Trustee hereby confirms that it is the intention of all such parties that the Magellan Guarantee of the New Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Magellan Guarantee. To effectuate the foregoing intention, the Trustee and the New Guarantor hereby irrevocably agree that the obligations of the New Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the New Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of the New Guarantor in respect of the obligations of the New Guarantor under this ARTICLE II, result in the obligations of the New Guarantor under the Magellan Guarantee not constituting a fraudulent transfer or conveyance.

Section 2.03 No Requirement to Endorse Notation of Guarantee. The New Guarantor hereby agrees that its execution and delivery of this Supplemental Indenture and this ARTICLE II shall evidence the Magellan Guarantee without the need for notation on any Currently Outstanding Securities.

Section 2.04 Release of Guarantee

(a) Notwithstanding anything to the contrary in this ARTICLE II, if the New Guarantor (i) shall cease to be a Subsidiary of the Company or (ii) shall no longer be (x) an obligor on, or issuer of, any capital markets debt securities or (y) a guarantor of any capital markets debt securities issued by the Company or the other Existing Guarantors, in each case other than the Currently Outstanding Securities or any other series of capital market debt securities of the Company outstanding on, and for which the New Guarantor is giving a guarantee, on the date hereof, then if no Default or Event of Default shall have occurred and be continuing, the New Guarantor, upon giving written notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations under the Indenture, and the Magellan Guarantee shall be of no further force or effect with respect to the New Guarantor. Following the receipt by the Trustee of any such notice, the Company shall cause the Indenture to be amended as provided in Section 901 of the Indenture; provided, however, that the failure to so amend the Indenture shall not affect the validity of the termination of the Magellan Guarantee with respect to the New Guarantor.

(b) In addition, upon (i) the exercise of the legal defeasance or covenant defeasance option or the satisfaction and discharge of the Indenture as provided in ARTICLES FOURTEEN and FOUR, respectively, of the Indenture with respect to a series of Currently Outstanding Securities, or (ii) a series of Currently Outstanding Securities ceasing to be Outstanding, the New Guarantor shall be deemed to be released from all its obligations under the Indenture with respect to such series of Currently Outstanding Securities and the Magellan Guarantee of such series of Currently Outstanding Securities shall be of no further force or effect.

Section 2.05 Benefits Acknowledged. The New Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and from the Magellan Guarantee under this Supplemental Indenture.

Article III
MISCELLANEOUS

Section 3.01 Notices. Notices to the New Guarantor shall be made in accordance with Section 105 of the Indenture at the address for the Company set forth in such Section.

Section 3.02 No Recourse Against Others. No director, officer, employee, partner (including, for greater certainty, any general partner of any general partnership who is an individual person), incorporator, manager, stockholder or member of the New Guarantor, as such, will have any liability for any obligations of the Company, the New Guarantor or the other Existing Guarantors under the Currently Outstanding Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The waiver and release are part of the consideration for the issuance of the Magellan Guarantee and the Currently Outstanding Securities.

Section 3.03 Certain Trustee Matters

The recitals contained herein shall be taken as the statements of the Company and the New Guarantor, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof or thereof by the Company or the Guarantors.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights, privileges, immunities or obligations of the Trustee set forth in the Original Indenture.

Section 3.04 Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 3.05 Governing Law. This Supplemental Indenture and the Currently Outstanding Securities shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture and the Currently Outstanding Securities are subject to the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and the Currently Outstanding Securities and shall, to the extent applicable, be governed by such provisions.

Section 3.06 Counterparts. This instrument may be executed in any number of counterparts, each of which, when delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures to this Supplemental Indenture transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

ONEOK, INC.

By:	/s/ Pierce H. Norton II
	Name:	Pierce H. Norton II
	Title:	President and Chief Executive Officer

ONEOK PARTNERS, L.P.

By:	ONEOK Partners GP, L.L.C.,
its General Partner

By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By:	ONEOK ILP GP, L.L.C.,
its General Partner

By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC, its General Partner

By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

[Signature Page to ONEOK Sixth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ April Bradley
	Name:	April Bradley
	Title:	Vice President

[Signature Page to ONEOK Sixth Supplemental Indenture]

Schedule A
Currently Outstanding Securities

$100,000,000 6-7/8% Debentures due 2028